UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 27, 2006

Corning Natural Gas Corporation

(Exact name of registrant as specified in its charter)

New York	0-643	16-0397420
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

330 West William Street, Corning, New York 14830
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (607) 936-3755

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Corning Natural Gas Corporation

Form 8-K

Item  5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the September 27, 2006 Board of Directors Meeting of Corning Natural Gas Corporation, Article II, Sections 8 and 9 of the Corporation’s By-Laws were amended (i) to allow one Inspector of Elections, (ii) to allow the Chairman to appoint the Inspector(s) of Election if there is a vacancy; and (iii) to remove the prohibition on officers of the Corporation serving as Inspectors of Election, and (iv) to permit proxy authorization by electronic means (to the full extent permitted by New York law).

Pursuant to Article VII, Section 3 of the By-Laws, the foregoing amendments to the By-laws are effective September 27, 2006 and shall be submitted to the Corporation’s stockholders at the next annual meeting of stockholders and if such amendments are not ratified at such annual meeting of stockholders, they shall only be effective up to the time of such annual meeting.

The preceding descriptions of the By-Laws and Amendment to the By-Laws do not purport to be complete and are qualified in their entirety by reference to the copy of the Corporation’s Amended & Restated By-Laws that has been filed as Exhibit 3.01, and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Exhibit Description

3.01	Amended and Restated By-Laws of Corning Natural Gas Corporation, as amended June 22, 2006 and September 27, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Corning Natural Gas Corporation

Date: September 27, 2006	By:	/s/ Thomas K. Barry
Thomas K. Barry
Chairman and Chief Executive Officer

	By:	/s/ Firouzeh Sarhangi
Firouzeh Sarhangi
Chief Financial Officer